UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 9, 2011

MIP SOLUTIONS, INC.

(Exact Name of registrant as specified in its Charter)

         Nevada                    333-141927                   20-4047619

(State of Incorporation)       Commission File No.          (IRS Employer

                                                             Identification No.)

       3941 Park Dr. #20-196, El Dorado Hills, CA                 95762

      (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number: (916) 293-6337

26421 Hwy 395 N., Kettle Falls, WA  99141

(Registrant's former name and address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[ ] Written communications pursuant to Rule 425 under the Securities Act

    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the

    Exchange Act (17CFR 240-14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the

    Exchange Act (17 CFR 240-13e-4(c))

Item 1.02

Termination of Material Definitive Agreement.

On June 8, 2011, the Company received notice from AWG International, Inc. ("AWG"), through its legal counsel, that AWG terminated the Share Exchange Agreement, dated June 7, 2010, (the "Agreement").

AWG stated that the Agreement was terminated under Section 8.1(d) which states that if the transaction contemplated by the Agreement had not been closed within 30 days of execution of the Agreement, or in this case, July 7, 2010, the Agreement would be terminated.

AWG stated that its decision to terminate the agreement was made because AWG believed that the Company had been unable to reduce its balance sheet liabilities below the $125,000 required by Section 5.2(d).   Section 5.2(d) requires that the Company's balance sheet liabilities cannot exceed $125,000 on the date of closing.

AWG has failed to provide the Company with its audited financial statements which are required in order to complete the share exchange transaction and comply with the Company's Securities & Exchange Commission periodic reporting requirements.

The Company believes that AWG's actions constitute wrongful termination of the Agreement.

Item 5.02

Departure of Directors.

On June 7, 2011, Rob Perkinson tendered his notice of resignation from the board of directors. His resignation letter stated that the resignation was not the result of any disagreements with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIP Solutions,Inc.

Dated: June 9, 2011

By:   Jeff Lamberson

Title: President